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                                                                    EXHIBIT 99.2


                        URBAN JUICE & SODA COMPANY LTD.
                    NOTICE OF EXTRAORDINARY GENERAL MEETING

NOTICE IS HEREBY GIVEN that the extraordinary general meeting (the "Meeting") of URBAN JUICE & SODA COMPANY LTD. (the "Company") will be held at 1356 Frances
Street, Vancouver, British Columbia, at      a.m./p.m., ON THURSDAY, SEPTEMBER
30, 1999 for the following purposes:

1. to consider and, if thought fit, pass a special resolution, with or without amendment:

    (a) authorizing the Company to make application to the Registrar of Companies (the "B.C. Registrar"), the Secretary of State of the State of Wyoming (the "Secretary of State") and the VSE for consent and approval of the proposed continuation of the Company into Wyoming;

    (b) authorizing the Company to make application to the Secretary of State for a Certificate of Continuation continuing the Company as if it had been originally incorporated under the Wyoming Business Corporations Act (the "WBCA");

    (c) adopting the Articles of Continuance (the "Wyoming Articles of Continuance") in the form approved by the directors of the Company, having the effect, among other things, of setting the authorized capital of the Company at an unlimited number of common shares without par value, in substitution for the British Columbia Memorandum of the Company, the Wyoming Articles of Continuance to come into effect when the Secretary of State issues a Certificate of Continuation continuing the Company as if it had been originally incorporated under WBCA;

    (d) adopting the By-Laws (the "Wyoming By-Laws") in the form approved by the directors of the Company in substitution for the British Columbia Articles of the Company, the Wyoming By-Laws to come into effect when the Secretary of State issues a Certificate of Continuation (the "Wyoming Certificate of Continuation") continuing the Company as if it had been originally incorporated under WBCA;

    (e) upon the Continuation of the Company into the State of Wyoming, authorizing the Company to file with the B.C. Registrar a certified copy of the Wyoming Certificate of Continuation issued by the Secretary of State and request that the B.C. Registrar remove the Company from the register in British Columbia;

    (f) authorizing the directors of the Company, in their discretion, to abandon or amend the application for continuation of the Company under the WBCA without further approval of the shareholders;

    (g) authorizing and directing the directors and officers of the Company, or any one of them, to perform all such acts, deeds and things and execute, under the seal of the Company or otherwise, all such documents, agreements and other writings as may be required to give effect to the true intent of this resolution; and

2. to consider such other matters as may properly be brought before the Meeting or any adjournment thereof.

TAKE NOTICE that under the Company Act (British Columbia), you may until September 28, 1999 give the Company a notice of dissent by registered mail addressed to the Company at 1100-1055 West Hastings Street, Vancouver, BC, V6E 2E9 with respect to the special resolution to continue the Company from incorporation under the Company Act (British Columbia) to incorporation under the WBLT. As a result of giving a notice of dissent you may, on receiving a notice of intention to act under section 207 of the COMPANY ACT (British Columbia), require the Company to purchase all of your shares in respect of which the notice of dissent was given.

The accompanying Information Circular provides additional information relating to the matters to be dealt with at the Meeting and is supplemental to and expressly made a part of this Notice of Meeting.
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If you are a registered shareholder of the Company and are unable to attend the
Meeting in person, please complete, date and execute the accompanying form of proxy and deposit it with Pacific Corporate Trust Company, Suite 830 - 625 Howe Street, Vancouver, British Columbia, V6C 3B8, not less than 48 hours (excluding Saturdays, Sundays and holidays) prior to the Meeting.

If you are a non-registered shareholder of the Company and received these materials through a broker, a financial institution, a participant, a trustee or administrator of a self-administered retirement savings plan, retirement income fund, education savings plan, or other similar self-administered savings or investment plan registered under the INCOME TAX ACT (Canada), or a nominee of any of the foregoing that holds your security on your behalf (the "Intermediary"), please complete and return the materials in accordance with the instructions provided to you by your Intermediary.

DATED at Vancouver, British Columbia as of the     day of             , 1999.

By Order of the Board of Directors of

URBAN JUICE & SODA COMPANY LTD.

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Authorized Signatory